                                                                   EXHIBIT 10.94



                            MEGO MORTGAGE CORPORATION

                                       TO

                AMERICAN STOCK TRANSFER & TRUST COMPANY, TRUSTEE

                                 ---------------

                                     12 1/2%

                               SUBORDINATED NOTES

                                    DUE 2001

                                 ---------------

                                    INDENTURE

                            DATED AS OF JUNE 29, 1998

                                 ---------------

                                TABLE OF CONTENTS

                                                                            Page

TRUST INDENTURE

 ACT SECTION                                 INDENTURE SECTION
------------                                 -----------------
310   (a)(1)...............................  6.9
      (a)(2)...............................  6.9
      (a)(3)...............................  Not Applicable
      (a)(4)...............................  Not Applicable
      (a)(5)...............................  6.9
      (b)..................................  1.5, 6.8, 6.9, 6.10, 6.11
      (c)..................................  Not Applicable
311   (a)..................................  6.13
      (b)..................................  6.13
      (c)..................................  Not Applicable
312   (a)..................................  7.1, 7.2
      (b)..................................  7.2
      (c)..................................  7.2
313   (a)..................................  7.3
      (b)(1)...............................  Not Applicable
      (b)(2)...............................  7.3
      (c)..................................  1.6, 7.3
      (d)..................................  7.3
314   (a)..................................  1.5, 1.6, 7.4
      (b)..................................  Not Applicable
      (c)(1)...............................  1.2
      (c)(2)...............................  1.2
      (c)(3)...............................  Not Applicable
      (d)..................................  Not Applicable
      (e)..................................  1.2
      (f)..................................  Not Applicable
315   (a)..................................  6.1
      (b)..................................  1.6, 6.2
      (c)..................................  6.1
      (d)..................................  6.1
      (e)..................................  5.14
316   (a)(last sentence)                     1.1 (definition of "Outstanding")
      (a)(1)(A)............................  5.12
      (a)(1)(B)............................  5.13
      (a)(2)...............................  Not Applicable
      (b)..................................  5.7, 5.8
      (c)..................................  1.4(c)
317   (a)(1)...............................  5.3
      (a)(2)...............................  5.4
      (b)..................................  6.6
318   (a)..................................  1.7
      (c)..................................  1.7

         INDENTURE, dated as of June 29, 1998, by and between MEGO MORTGAGE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "COMPANY"), having its principal office at 1000 Parkwood Circle, Suite 500, Atlanta, Georgia 30339 and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Trustee (herein called the "TRUSTEE").



                             RECITALS OF THE COMPANY



         A. The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of a series of its unsecured 12 1/2% Subordinated Notes due 2001 with an aggregate principal amount of $41,495,000 (herein called the "NEW NOTES") and may, subject to Section 3.13, in the future authorize the issuance of one additional series of its unsecured 12 1/2% Subordinated Notes due 2001 limited in aggregate principal amount to $41,495,000 issued in exchange for such New Notes pursuant to a registered exchange offer under the Securities Act (the "EXCHANGE NOTES" or, together with the New Notes, the "NOTES"), to be issued as in this Indenture provided.



         B. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.



         NOW, THEREFORE, THIS INDENTURE WITNESSETH:



         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:



                                  ARTICLE ONE -



             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION



         Section 1.1       Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:



                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;



                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;



                  (3) all accounting determinations hereunder shall be made, and all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;



                  (4) the words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;



                  (5)      the word "INCLUDING" is not limiting;



                  (6) references in this Indenture to any agreement, other document or law "AS AMENDED" or "AS AMENDED FROM TIME TO TIME," or to "AMENDMENTS" of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications from time to time, provided in the case of modifications to documents, such modifications are permissible under this Indenture; and



                  (7) references in this Indenture to "interest" on or with respect to the Notes include, in the case of New Notes subject to the Registration Rights Agreement, Added Interest; and

                  (8) references in this Indenture to any law include regulations promulgated thereunder from time to time.



                  "ACCREDITED INVESTOR" means an accredited investor as defined in Rule 501(a)(1), (2), (3), (5), (6) or (7) under the Securities Act.



                  "ADDED INTEREST" with respect to New Notes, has the meaning specified in Section 3.9.



                  "ACT", when used with respect to any Holder, has the meaning specified in Section 1.4.



                  "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that a Person shall be deemed to have such power with respect to the Company if such Person is the beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) or of Capital Stock convertible into such Voting Stock (whether or not currently convertible). The terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.



                  "AFFILIATE TRANSACTION" has the meaning specified in Section 9.10.



                  "APPLICABLE LAW" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.



                  "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Notes.

                  "AUTHORIZED OFFICER" means any officer of an Obligor designated by a resolution of the Board of Directors to take certain actions as specified in this Indenture.



                  "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.



                  "BANKRUPTCY CODE" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.



                  "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee thereof duly authorized to act on behalf of such Board.



                  "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the relevant Obligor to have been duly adopted by the Board of Directors, or by action of an Authorized Officer designated as such pursuant to a resolution of the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee. Unless otherwise indicated, "BOARD RESOLUTION" means a Board Resolution of the Company.



                  "BUSINESS DAY" means each day which is not a Legal Holiday.



                  "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.



                  "CODE" means the Internal Revenue Code of 1986, as amended.



                  "COMPANY" means the Person named as the "COMPANY" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "COMPANY" shall mean such successor Person.



                  "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of each Obligor by its Chairman of the Board, its Vice Chairman of the Board, its President, its Chief Financial Officer or a Vice President, and by its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.



                  "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of all Indebtedness and Disqualified Stock of the Company and its Subsidiaries, excluding (A) Permitted Warehouse Indebtedness, (B) Hedging Obligations, (C) Capital Lease Obligations, and (D) Permitted Excess Spread Receivables Indebtedness, provided in the case of (A), (B), (C) or (D), such Indebtedness is then permitted to be Incurred pursuant to Section 9.9(b) (1), (3), (6) or (7) to (ii) the Consolidated Net Worth of the Company.



                  "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any person if such Person is not a Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Subsidiary if such

         Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income to the extent that cash could have been distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles, in each case determined in accordance with GAAP.



                  "CONSOLIDATED NET WORTH" means the consolidated stockholders' equity of the Company and its Subsidiaries, as determined in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements are available, less (i) all write-ups by the Company or any Subsidiary (other than write-ups resulting from foreign currency translations, write-ups of tangible assets of a going concern business made within 12 months after acquisition thereof and write-ups of Excess Spread Receivables or mortgage servicing rights in accordance with GAAP), (ii) all Investments in unconsolidated Subsidiaries (except Temporary Cash Investments), (iii) all unamortized debt discount and expense and unamortized deferred charges of the Company and its Subsidiaries, in each case as of such date, and (iv) any amounts attributable to Disqualified Stock. The "Consolidated Net Worth" of a Subsidiary means the consolidated net worth of such Subsidiary and its Subsidiaries (if any), determined on an equivalent basis. For purposes of this definition, "deferred charges" does not include deferred taxes, costs associated with mortgage servicing rights and loan origination costs, in each case to the extent deferred in accordance with GAAP.



                  "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is located at 40 Wall Street, New York, New York 10005.



                  "COVENANT DEFEASANCE" has the meaning specified in Section
         13.3.

                  "CURRENCY AGREEMENT" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.



                  "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.



                  "DEFAULTED INTEREST" has the meaning specified in Section 3.8.



                  "DEFINITIVE NOTE" is defined in Section 4.3(d).



                  "DEPOSITARY" has the meaning specified in Section 3.1.



                  "DESIGNATED SENIOR INDEBTEDNESS" means, as of any date of determination, any Senior Indebtedness designated as such by the Company in the related credit documentation, provided the unpaid principal amount thereof, or the amount of Senior Indebtedness committed to be extended by the lender or lenders under the related credit facility, equals or exceeds $1,000,000 on such date of determination.



                  "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holders thereof, in each case in whole or in part on or prior to the first anniversary of the Stated Maturity of the Notes.



                  "EVENT OF DEFAULT" has the meaning specified in Section 5.1.



                  "EXCESS SPREAD" means (i) with respect to a "POOL" of Receivables that has been sold to a trust or other Person in a securitization, the excess of (a) the weighted average coupon on each pool of Receivables sold over (b) the sum of the pass-through interest rate plus a normal servicing fee, a trustee fee, an insurance fee and an estimate of annual future credit losses related to such assets, in each case calculated in accordance with any applicable GAAP, and (ii) with respect to Receivables that have been sold to a Person in a whole loan sale, the cash flow of the Company and its Restricted Subsidiaries from such Receivables, net of, to the extent applicable, a normal servicing fee, a trustee fee, an insurance fee and an estimate of annual future credit losses related to such assets, in each case calculated in accordance with any applicable GAAP.



                  "EXCESS SPREAD RECEIVABLES" of a Person means the contractual or certificated right to Excess Spread capitalized on such Person's consolidated balance sheet (the amount of which shall be the present value of the Excess Spread, calculated in accordance with GAAP, net of any allowance for losses on loans sold with recourse or other liability allocable thereto, to the extent not otherwise reflected in such amount). Excess Spread Receivables (a) include mortgage backed securities attributable to Receivables sold by the Company or any Subsidiary, and (b) do not include any mortgage servicing rights.



                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.



                  "EXCHANGE NOTES" is defined in the Recitals.



                  "EXCHANGE OFFER" means an offer to exchange New Notes issued without registration under the Securities Act for Exchange Notes registered under the Securities Act pursuant to the Registration Rights Agreement applicable to such New Notes.



                  "EXCHANGE OFFER REGISTRATION STATEMENT" means any registration statement that the Company may be required to file and cause to be declared effective by the SEC in connection with an offer to exchange New Notes issued without registration under the Securities Act for Exchange Notes registered under the Securities Act pursuant to the Registration Rights Agreement.



                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting

         Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC and releases of the Emerging Issues Task Force.



                  "GLOBAL NOTE" means a Note bearing the legend prescribed in
         Section 2.4 evidencing all or part of the Notes, authenticated and delivered to the Depositary or its custodian, and registered in the name of such Depositary or its nominee.



                  "GLOBAL NOTE HOLDER" has the meaning specified in Section 3.1.



                  "GOVERNMENTAL APPROVAL" means an authorization, consent, approval, permit, license, registration or filing with any Governmental Authority.



                  "GOVERNMENTAL AUTHORITY" with respect to any Person, means any nation (including an Indian nation), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, in each case, having jurisdiction or authority over such Person.



                  "GSE" means Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.



                  "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.



                  "GUARANTOR" means any person Guaranteeing any obligation.



                  "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.



                  "HOLDERS" or "NOTEHOLDERS" means the Person in whose name a
         Note is registered on the Registrar's books.



                  "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "INCURRENCE" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.



                  "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication): (i) the principal of and premium, if any, in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (including any such obligations under repurchase agreements, but excluding trade accounts payable and expense accruals arising in the ordinary course of business; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends) or, in the case of a Subsidiary of such Person, any Preferred Stock (but excluding any accrued dividends) (vi) Warehouse Indebtedness; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (viii) all obligations of the type referred to in clauses (i) through (vii) of other persons secured by any Lien on any property or asset of such Person, and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof), the amount of unconditional Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above. The amount of any Indebtedness under clause (vii) of this definition shall be equal to the amount of the outstanding obligation for which such Person is responsible or liable, directly or indirectly, including by way of Guarantee. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or similar entity (including any "Securitization Vehicle") formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Subsidiaries shall not be treated as Indebtedness of such Person or its Subsidiaries under the Indenture, regardless of whether such securities are treated as indebtedness for tax purposes, provided that (1) neither the Company nor any of its Subsidiaries (other than the Securitization Vehicle and Special Purpose Subsidiaries) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), except for credit support in the form of "over-collateralization" of the senior certificates issued in, or subordination of or recourse to all or a portion of Excess Spread Receivables attributable to, such securitization, in each case to the extent of the book value of such Excess Spread Receivables, or (b) is directly or indirectly liable (as a guarantor or otherwise) for such securities, and (2) no default with respect to such securities would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity. Notwithstanding the foregoing, "INDEBTEDNESS" shall not include obligations under the Tax Sharing Agreement or any renewal or other modification thereof. "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.



                  "INTEREST-ONLY CERTIFICATE" means a certificate issued in a securitization of a pool of Receivables which pays a fixed or floating interest rate on a notional principal amount.



                  "INTEREST PAYMENT DATE" means the date on which any installment of interest on the Notes becomes due and payable, as provided in such Notes, the form of which is set forth in Section 2.2.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.



                  "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, other than Receivables, that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness (including Receivables) or other similar instruments issued by, such Person.



                  "ISSUE DATE" means the date on which the New Notes are originally issued.



                  "JUNIOR SUBORDINATED OBLIGATION" is any future Indebtedness of the Company that by its terms is expressly subordinated in right of payment to the Notes to at least the same extent as described in Article Eleven.



                  "LEGAL DEFEASANCE" has the meaning specified in Section 13.2.



                  "LEGAL HOLIDAY" means any Saturday, Sunday or other day on which banks in the States of New York or Georgia are authorized or obligated by law to be closed for business.



                  "LIEN" means (i) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) and
         (ii) any claim (whether direct or indirect through subordination or other structural encumbrance) against any Excess Spread Receivables sold or otherwise transferred by such Person to a buyer, unless such Person is not liable for any losses thereon.



                  "MATURITY", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, upon repurchase or otherwise.



                  "MEGO FINANCIAL" means Mego Financial Corp., a New York corporation, or its successor.



                  "NEW NOTES" is defined in the Recitals.



                  "NON-U.S. PERSON" means a Person who is not a "U.S. person," as defined in Rule 902 of Regulation S.



                  "NOTES" has the meaning specified in the recitals.



                  "NOTE REGISTER" has the meaning specified in Section 3.6.



                  "NOTE REGISTRAR" has the meaning specified in Section 3.6.



                  "OBLIGOR" means the Company or any Guarantor.



                  "OFFERING MEMORANDUM" means the offering memorandum of the Company dated as of June 9, 1998.



                  "OFFERINGS" means the offering of common stock, $.01 par value per share, and Preferred Stock of the Company as described and defined in the Offering Memorandum.



                  "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the

         Secretary or an Assistant Secretary, of any Obligor, and delivered to the Trustee. Unless otherwise indicted, "OFFICERS' CERTIFICATE" means an Officers' Certificate of the Company.



                  "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Obligors and who shall be acceptable to the Trustee.



                  "ORIGINAL NOTES" means the Company's 12 1/2% senior subordinated notes due 2001 issued under an indenture dated as of November 22, 1996, which rank pari passu to the Notes.



                  "OUTSTANDING", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:



                           (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;



                           (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than any Obligor) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and



                           (iii) Notes in exchange for or in lieu of which other
                  Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company provided, however, that in determining whether the
                  Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the

                  Company or any other Obligor upon the Notes or any Affiliate of the Company or of such other Obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other Obligor upon the Notes or any Affiliate of the Company or of such other Obligor.



                           "PAYING AGENT" means any Person authorized by the
                  Company to pay the principal of or any premium or interest on any Notes on behalf of the Company or, if the Company is acting as its own Paying Agent, the Company.



                  "PAYMENT BLOCKAGE PERIOD" has the meaning specified in Section 11.3.



                  "PAYMENT BLOCKAGE NOTICE" has the meaning specified in Section 11.3.



                  "PERMITTED EXCESS SPREAD RECEIVABLES INDEBTEDNESS" means any Indebtedness secured by Permitted Lien referred to in clause (vii) of the definition thereof.



                  "PERMITTED LIENS" means, with respect to the Company and any Restricted Subsidiary: (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or for the payment of rent, in each case Incurred in the ordinary course of business; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for amounts not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (iii) Liens for property taxes not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, or leases, subleases or other Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (v) Liens securing Indebtedness of such Person Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, equipment (including vehicles) of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (vi) Liens on Receivables of the Company or a Subsidiary, as the case may be, to secure Indebtedness permitted under the provisions described in clause
         (b)(1) of Section 9.9; (vii) Liens on Excess Spread Receivables (or on the Capital Stock of any Person substantially all the assets of which are Excess Spread Receivables) securing Permitted Excess Spread Receivables Indebtedness; (viii) Liens existing on the Issue Date and listed on Schedule 9.12 to this Indenture; (ix) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (A) such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and (B) such Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (x) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that (A) such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and (B) such Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (xi) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person; (xii) Liens securing Hedging Obligations of the Company or such Restricted Subsidiary so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such Hedging Obligations; (xiii) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness of the Company or such Subsidiary secured by any Lien referred to in the foregoing clauses (v), (vii), (viii) and
         (ix); provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property), (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described in clause (v), (vii), (viii), (ix) or (x), as the case may be, at the time the original Lien became a Permitted Lien and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, and (C) the Average Life of such Indebtedness is not decreased; and (xiv) any Lien in the form of "over-collateralization" of the senior certificates issued in, or subordination of or recourse to all or a portion of Excess Spread Receivables of the Company or any Subsidiary attributable to, a securitization of Receivables, in each case to the extent of the book value of such Excess Spread Receivables, which Lien is in favor of the holders of other interests in the trust or other vehicle relating to such securitization.



                  "PERMITTED WAREHOUSE INDEBTEDNESS" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets being financed are or, prior to any funding under the Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii) Warehouse Indebtedness constitutes Permitted Warehouse Indebtedness only (a) if, in the case of Warehouse Indebtedness under a Purchase Facility, recourse with respect to the obligations of the Company and its Subsidiaries under such Warehouse Facility is limited to the original principal amount of the Receivables financed thereby plus an amount equal to 20% of the principal amount of such Receivables or (b) in the case of any other Warehouse Indebtedness, to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under the Warehouse Facility, and (B) the principal amount of such Receivables, and (iii) any such Indebtedness has not been outstanding in excess of 360 days.



                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.



                  "PLACE OF PAYMENT" means the place or places where the principal of and any premium and interest on the Notes are payable as specified in Section 9.2.



                  "PREDECESSOR NOTE" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.



                  "PREFERRED STOCK" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such corporation.

                  "PRINCIPAL" of a Note means the principal of the Note payable on the Note which is due or overdue or is to become due at the relevant time.



                  "PRIVATE PLACEMENT LEGEND" is defined in Section 2.4(b).



                  "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.



                  "PURCHASE FACILITY" means any Warehouse Facility pursuant to which the Company or a Subsidiary sells Receivables to a financial institution or other Person and retains a right of first refusal (or a right with similar effect) upon the subsequent resale of such Receivables by such financial institution.



                  "QUALIFIED INSTITUTIONAL BUYER" or "QIB" has the meaning specified in Rule 144A under the Securities Act.



                  "QUALIFIED STOCK" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.



                  "RECAPITALIZATION" means the broad plan of recapitalization of the Company as described in the Offering Memorandum.



                  "RECEIVABLES" means loans, leases and receivables purchased or originated by the Company or any Subsidiary in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.



                  "REDEMPTION DATE", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "REDEMPTION PRICE", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.



                  "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.



                  "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced,
         (iii) such Refinancing Indebtedness has an aggregate principal amount (or, if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or, if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced, and (iv) in the case of Refinancing Indebtedness that Refinances any Junior Subordinated Obligations, such Refinancing Indebtedness constitutes a Junior Subordinated Obligation; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or another Subsidiary.



                  "REGISTRATION DEFAULT " has the meaning specified in Section 3.9.



                  "REGISTRATION RIGHTS AGREEMENT" means, with respect to the New Notes, the registration rights agreement that the Company has entered into with Friedman, Billings, Ramsey & Co., Inc., dated as of June 29, 1998 with respect to and benefiting the New Notes.



                  "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date on the Notes means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "REGULATION S DEFINITIVE NOTE" is defined in Section 4.3(d).



                  "REGULATION S GLOBAL NOTE" is defined in Section 3.1(b).



                  "REGULATION S TEMPORARY GLOBAL NOTE" is defined in Section 3.1(b).



                  "RELATED BUSINESS" means any consumer lending business or any financial service business directly relating to such business.



                  "REPRESENTATIVE" means, with respect to any Senior Indebtedness, any holder thereof or any agent, trustee or other representative for any such holder.



                  "RESPONSIBLE OFFICER", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.



                  "RESTRICTED GLOBAL NOTE" is defined in Section 3.1(b).



                  "RESTRICTED PERIOD" is defined in Section 4.3(e).



                  "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

                  "RESTRICTION TERMINATION DATE" means, with respect to the New Notes the date that is two years after the Issue Date.



                  "RIGHTS OFFERING" means the rights offering being conducted as part of the Recapitalization and as described in the Offering Memorandum.



                  "SEC" means the Securities and Exchange Commission.



                  "SECURITIES ACT" means the Securities Act of 1933, as amended.



                  "SECURITIZATION VEHICLE" a subsidiary established exclusively for the purpose of issuing securities in connection with any securitization of Receivables.



                  "SENIOR INDEBTEDNESS" means principal of and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent postpetition interest is allowed in such proceeding) and premium, if any, on (a) any Indebtedness of the Company or any Subsidiary of the type referred to in clause (i), (ii), (iii), (iv) or (vi) of the definition of "Indebtedness," or (b) all Guarantees by the Company or any Subsidiary with respect to Indebtedness referred to in the foregoing clause (a), unless, in the case of clause (a) or (b), the instrument under which such Indebtedness is incurred expressly provides that it is pari passu with or subordinated in right of payment to the Notes.). Notwithstanding the foregoing, Senior Indebtedness shall not include (a) any liability for federal, state, local, foreign or other taxes, (b) any Indebtedness of the Company to any Affiliates , (c) any trade accounts payable and expense accruals, (d) Indebtedness owed for compensation or for services rendered, and (e) the Original Notes.



                  "SENIOR OFFICER" means the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Financial Officer, a Vice President, the Treasurer, the Controller, or the Secretary of the Company.



                  "SERIES ISSUE DATE" means, with respect to any series of Notes, the date on which Notes of such series are initially issued hereunder, which in the case of the Existing Notes shall be the Issue Date.

                  "SHELF REGISTRATION STATEMENT" means any shelf registration statement that the Company may be required to file and cause to be declared effective by the SEC pursuant to the Registration Rights Agreement.



                  "SPECIAL PURPOSE SUBSIDIARY" means a Subsidiary formed in connection with a securitization of Receivables (i) all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Subsidiary) is owned by the Company or one or more Restricted Subsidiaries, (ii) that has no assets other than Excess Spread Receivables created in such securitization, (iii) that conducts no business other than holding such Excess Spread Receivables, and (iv) that has no Indebtedness (other than short-term Indebtedness to the Company or any Wholly Owned Subsidiary attributable to the purchase by such Subsidiary from the Company or such Wholly Owned Subsidiary of such Receivables, which Indebtedness is paid in full upon closing of such securitization).



                  "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8.



                  "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).



                  "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Wholly Owned Subsidiaries of such Person or
         (iii) one or more Wholly Owned Subsidiaries of such Person. Unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Company.



                  "SUCCESSOR COMPANY" has the meaning specified in Section 10.1.

                  "TAX SHARING AGREEMENT" means the tax allocation and indemnity agreement, dated as of November 22, 1996, by and among Mego Financial and the Company.



                  "TRUSTEE" means the Person named as the "TRUSTEE" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "TRUSTEE" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "TRUSTEE" as used with respect to the Notes shall mean the Trustee with respect to the Notes.



                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.



                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.



                  "VICE PRESIDENT", when used with respect to any Obligor or the Trustee, means any vice president (but shall not include any assistant vice president), whether or not designated by a number or a word or words added before or after the title "vice president".



                  "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.



                  "WAREHOUSE FACILITY" means any funding arrangement with a financial institution or other lender or purchaser exclusively to finance the purchase or origination of Receivables by the Company or a Subsidiary of the Company for the purpose of pooling such Receivables prior to securitization or sale in the ordinary course of business, including any Purchase Facilities.

                  "WAREHOUSE INDEBTEDNESS" means the consideration received by the Company or its Subsidiaries under a Warehouse Facility with respect to Receivables until such time such Receivables are (i) securitized,
         (ii) repurchased by the Company or its Subsidiaries or (iii) sold by the counterpart under the Warehouse Facility to a Person who is not an Affiliate of the Company.



                  "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.



                  Section 1.2       Compliance Certificates and Opinions.



                  Upon any application or request by any Obligor to the Trustee to take any action under any provision of this Indenture, the Obligor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Obligor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.



                  Every certificate or opinion (other than the Officers' Certificate delivered under Section 10.4 hereof) with respect to compliance with a condition or covenant provided for in this Indenture shall include:



                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;



                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and



                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.



                  Section 1.3       Form of Documents Delivered to Trustee.



                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.



                  Any certificate or opinion of an officer of any Obligor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Obligor stating that the information with respect to such factual matters is in the possession of the Obligor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.



                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.



                  Section 1.4       Acts of Holders, Record Dates.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective upon action by the requisite percentage of Holders when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Obligor, if made in the manner provided in this Section.



                  Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Note, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interest in any such Global Note.



                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.



                  (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Notes. If not set by the Company prior to the first solicitation of a Holder of Notes made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders Notes, only the Holders of Notes on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                  (d) The ownership of Notes shall be proved by the Note
Register.



                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.



                  (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.



                  Section 1.5       Notices, Etc., to Trustee and Company.



                  Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,



                  (1) the Trustee by any Holder or by any Obligor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or



                  (2) any Obligor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Obligor addressed to it at the address of the Company's principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by such Obligor, Attention: George Karfunkel, Executive Vice President.



                  Section 1.6       Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.



                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.



                  Section 1.7       Conflict with Trust Indenture Act.



                  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.



                  Section 1.8       Effect of Headings and Table of Contents.



                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.



                  Section 1.9       Successors and Assigns.



                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 1.10      Separability Clause.



                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



                  Section 1.11      Benefits of Indenture.



                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than (a) the parties hereto and their successors hereunder and (b) the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.



                  Section 1.12      Governing Law; Choice of Forum.



                  (A) THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.



                  (b) EACH OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) Each Obligor hereby irrevocably appoints CT Corporation Systems (the "PROCESS AGENT," which has consented thereto) with offices on the date hereof at 1633 Broadway, New York, New York 10019, as Process Agent to receive for and on behalf of such Obligor service of process in the County of New York relating to this Indenture and the Notes. SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING AGAINST ANY OBLIGOR MAY BE MADE ON THE PROCESS AGENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK, AND THE PROCESS AGENT IS HEREBY AUTHORIZED AND DIRECTED TO ACCEPT SUCH SERVICE FOR AND ON BEHALF OF SUCH OBLIGOR AND TO ADMIT SERVICE WITH RESPECT THERETO. SUCH SERVICE UPON THE PROCESS AGENT SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH OBLIGOR, SUFFICIENT FOR PERSONAL JURISDICTION, 10 DAYS AFTER MAILING, AND SHALL BE LEGAL AND BINDING UPON SUCH OBLIGOR FOR ALL PURPOSES, NOTWITHSTANDING ANY FAILURE OF THE PROCESS AGENT TO MAIL COPIES OF SUCH LEGAL PROCESS TO SUCH OBLIGOR OR ANY FAILURE ON THE PART OF SUCH OBLIGOR TO RECEIVE THE SAME. Each Obligor confirms that it has instructed the Process Agent to mail to such Obligor, upon service of process being made on the Process Agent pursuant to this Section, a copy of the summons and complaint or other legal process served upon it, by registered mail, return receipt requested, at such Obligor's address set forth in Schedule 105, or to such other address as such Obligor may notify the Process Agent in writing. Each Obligor agrees that it will at all times maintain a process agent to receive service of process in the County of New York on its behalf with respect to this Indenture and the Notes. If for any reason the Process Agent or any successor thereto shall no longer serve as such process agent or shall have changed its address without notification thereof to the Trustee, such Obligor, immediately after gaining knowledge thereof, irrevocably shall appoint a substitute process agent acceptable to the Trustee in the County of New York and advise the Trustee thereof.



                  (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OBLIGOR IN ANY OTHER JURISDICTION.



                  Section 1.13      Legal Holidays.



                  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of the Notes which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.



                                  ARTICLE TWO -



                                   NOTE FORMS



                  Section 2.1       Forms Generally.



                  The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.



                  The definitive Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Obligor executing such Notes, as evidenced by their execution of such Notes.



                  Section 2.2       Form of Face of Note.



                            MEGO MORTGAGE CORPORATION



                       12 1/2% SUBORDINATED NOTES DUE 2001

                  No...................                        $..............


                  Mego Mortgage Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any Successor Company under the Indenture hereinafter referred to), for value received, hereby promises to pay to .........................., or registered assigns, the principal sum of ....................... Dollars on December 1, 2001, and to pay interest thereon from [insert Series Issue Date of the relevant series] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing [insert first Interest Payment Date after relevant Series Issue Date], at the rate of 12 1/2% per annum, until the principal hereof is paid or made available for payment, and at the rate of 1% over the rate set forth above per annum on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business
                  Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.



                           Payment of the principal of (and premium, if any) and
                  any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of New York, Borough of Manhattan, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.



                           Reference is hereby made to the further provisions of
                  this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                           Unless the certificate of authentication hereon has
                  been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



                           IN WITNESS WHEREOF, the Company has caused this
                  instrument to be duly executed under its corporate seal.





                  Dated:
                                      MEGO MORTGAGE CORPORATION

                                      By.......................
                  Attest:
                  .........................
                  Section 2.3       Form of Reverse of Note.



                  This Note is one of a duly authorized issue of securities of the Company (herein called the "NOTES"), issued under an Indenture, dated as of June __, 1998 (herein called the "INDENTURE"), by and between the Company, and American Stock Transfer & Trust Company, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes designated on the face hereof, limited in aggregate principal amount to $41,495,000.



                  The Notes are redeemable, in whole but not in part, prior to maturity at the option of the Company at any time and from time to time at a redemption price (the "Redemption Price") (expressed as a percentage of principal amount), (i) prior to December 1, 1999, of 100% and (ii) after December 1, 1999 but prior to December 1, 2001, of 106%, in either case plus accrued and unpaid interest (including Added Interest, if any) to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest (including Added Interest, if any) due on the relevant interest payment date).



                  The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.



                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Note and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.



                  If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.



                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.



                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.



                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.



                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.



                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.



                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



                  Section 2.4       Form of Legends for Certain Notes.



                  (a) Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:



                           "This Note is a Global Note within the meaning of the
                  Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Note may not be transferred to, or registered or exchanged for Notes registered in the name of, any Person other than the Depositary or a nominee thereof or a successor of such Depositary or a nominee of such successor and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Note shall be a Global Note subject to the foregoing, except in such limited circumstances."



                  (b)      From the related Series Issue Date unless and until
(i) exchanged for an Exchange Note pursuant to the Registration Rights Agreement or (ii) sold under an effective Shelf Registration Statement, New Notes that constitute Restricted Securities (including Restricted Global Notes), Regulation S Global Notes, or Regulation S Definitive Notes shall contain a legend substantially to the following effect (the "PRIVATE PLACEMENT LEGEND") on the face thereof:



                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE OR UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT WITH RESPECT TO THIS NOTE. BY ITS ACQUISITION HEREBY (BUT SUBJECT TO CERTAIN RIGHTS TO REQUIRE REGISTRATION OF THE NOTES), THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
                  (3), (5), (6) or (7) UNDER THE SECURITIES ACT) OR (C) IT IS A "NON-US PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT PRIOR TO THE LATER TO OCCUR OF (i) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY OR (ii) ACQUISITION THEREOF FROM AN AFFILIATE OF THE COMPANY (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR ANY INTEREST THEREIN, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT REQUIRING REGISTRATION UNDER THE SECURITIES ACT (A) TO MEGO MORTGAGE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE UNDER THE INDENTURE

                  RELATING TO THIS NOTE (THE "TRUSTEE") A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTION ON TRANSFER OF THE NOTES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM MEGO MORTGAGE CORPORATION OR THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE PROPERTY OF SUCH HOLDER BE AT ALL TIMES WITHIN SUCH HOLDER'S CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; AND
                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
                  NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE. IN THE CASE OF CERTAIN TRANSFERS PURSUANT TO CLAUSE (2)(B) OR
                  (2)(D), THE HOLDER MUST MAKE CERTAIN CERTIFICATIONS TO THE TRUSTEE TO CONFIRM THAT SUCH TRANSFERS ARE BEING MADE PURSUANT AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ADDITION, IN THE CASE OF ANY TRANSFER REFERRED TO IN CLAUSE (2)(E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."



                  Section 2.5   Form of Trustee's Certificate of Authentication.



                  The Trustee's certificate of authentication shall be in substantially the following form:

                  This is one of the Notes designated and referred to in the within-mentioned Indenture.



                                AMERICAN STOCK TRANSFER & TRUST
                                COMPANY, as Trustee



                                By
                                   --------------------------------------

                                           Authorized Officer







                  Section 2.6       Form of Assignment.



                  Each Note shall include the following form of Assignment:

                                   ASSIGNMENT







                    (TO BE EXECUTED BY THE REGISTERED HOLDER

                  IF SUCH HOLDER DESIRES TO TRANSFER THIS NOTE)



                  FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers unto _____________________________________________________.



PLEASE INSERT SOCIAL SECURITY OR OTHER

TAX IDENTIFYING NUMBER OF TRANSFEREE



                  (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)



this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer this Note on the Note Register, with full power of substitution.



Dated:



Signature of Holder                                  Signature Guaranteed:



NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                 ARTICLE THREE -



                                    THE NOTES



                  Section 3.1       Global Note; Depositary.



                  (a) The New Notes initially will be, and the Exchange Notes initially may be, issued in the form of one or more Global Notes. Each Global Note will be deposited on the relevant Series Issue Date (or, in the case of any Exchange Notes, on the date of consummation of the relevant Exchange Offer) with The Depository Trust Company or any other depositary designated for the Notes evidenced thereby (the "DEPOSITARY"), or the Trustee on its behalf, and registered in the name of Cede & Co. or any other relevant Person, as nominee of the Depositary (such nominee being referred to herein as the "GLOBAL NOTE HOLDER").



                  (b) New Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes, and New Notes offered and sold to Accredited Investors, if so provided in the offering memorandum with respect to such offering, shall be issued initially in the form of one or more Global Notes (each Global Note referenced in this sentence, a "RESTRICTED GLOBAL NOTE"). If so provided in any such offering memorandum, New Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes (a "REGULATION S GLOBAL NOTE"), which, if so specified in the offering memorandum with respect to such offering, shall be exchanged at the end of the Restricted Period with respect to such Regulation S Global Note for one or more Regulation S Definitive Notes as provided in Section 4.3(d) (each Regulation S Global Note subject to such exchange, a "REGULATION S TEMPORARY GLOBAL NOTE").



                  Section 3.2       Amount.



                  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is $82,990,000.00 (Eighty-Two Million Nine Hundred and Ninety Thousand Dollars and No Cents), except as for Notes authenticated and delivered pursuant to Section 3.5, 3.6, 3.7, 4.2 or 12.7.




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



                  Section 3.3       Denominations.



                  The Notes shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.



                  Section 3.4       Execution, Authentication, Delivery and
                                    Dating.



                  The Notes shall be executed on behalf of each Obligor by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.



                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of any Obligor shall bind the Obligor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.



                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by each Obligor to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.



                  Each Note shall be dated the date of its authentication.



                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an Responsible Officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.11, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  Section 3.5       Temporary Notes.



                  Pending the preparation of definitive Notes, the Obligors may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.



              If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Obligors shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such tenor.



                  Section 3.6       Registration; Registration of Transfer and
                                    Exchange.



                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office being herein sometimes collectively referred to as the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.



                  Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and tenor.



                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. In addition, in connection with any Exchange Offer, New Notes shall be exchanged for Exchange Notes of a like aggregate principal amount and tenor, upon surrender of the New Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.



                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.



                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.



                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.5, 3.6, 3.7, 4.2 or 12.7 not involving any transfer.



                  The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 12.3 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.



                  Section 3.7       Mutilated, Destroyed, Lost and Stolen Notes.



                  If any mutilated Note is surrendered to the Trustee, the Obligors shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.



                  If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may
be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to any Obligor or the Trustee that such Note has been acquired by a bona fide purchaser, the Obligors shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.



                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Obligors in their discretion may, instead of issuing a new Note, pay such Note.



                  Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.



                  Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Obligors, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.



                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.



                  Section 3.8       Payment of Interest; Interest Rights
                                    Preserved.



                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid in immediately available funds to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:



                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).



                  (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.



                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  Section 3.9       Added Interest



                  (a) The Company and the Trustee agree that the Holders of New Notes will suffer damages if the Company fails to fulfill its obligations to register the New Notes pursuant to the Registration Rights Agreement and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by the Company to fulfill such obligations, the Company agrees to pay liquidated damages ("Added Interest") to each Holder of New Notes under the circumstances and to the extent set forth below:



                  (i) if the Exchange Offer Registration Statement has not been filed with the SEC on or prior to the December 15, 1998; or



                  (ii) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the March 15, 1999; or



                  (iii) if the Exchange Offer has not been consummated and the Company has not exchanged Exchange Notes for all New Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to April 14, 1999 or a Shelf Registration Statement has not been declared effective by the SEC prior to April 14, 1999;



                  (any of the foregoing, a "Registration Default"), then, the Company shall pay to each Holder of New Notes, accruing from December 15, 1998 in the case of clause (i) above, March 15, 1999 in the case of clause (ii) above or April 14, 1999 in the case of clause (iii) above, Added Interest in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of New Notes held by such Holder; which rate will be increased by an additional one-half of one percent (0.5%) per annum for each additional 90-day period after the 90-day period commencing on such date that any such Added Interest continues to accrue; provided, however that Added Interest shall not at any time exceed one percent (1.0%) per annum of the principal amount of New Notes. Upon the filing of the Exchange Offer Registration Statement after December 15, 1998, (y) the effectiveness of the Exchange Offer Registration Statement after March 15, 1999 or (z) the day before the date of the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after April 14, 1999, the interest rate borne by the New Notes from the date of such filing, effectiveness or the day before the date of such consummation or effectiveness, as the case may be, will be reduced by the full amount of the related increase from, but not to less than, the original interest rate set forth on the cover page of the Offering Memorandum; provided, however, that (a) if after any such reduction in interest rate, a different event specified in clause (i), (ii) or (iii) above occurs, the interest rate may again be increased and thereafter reduced pursuant to the foregoing provisions, and (b) such rate will also be reduced to the rate set forth on the cover page of the Offering Memorandum on the date on which the New Notes become eligible for sale under Rule 144 without limitation as to volume.



                  (b) The Company shall notify the Trustee within one Business Day after each and every date on which a Registration Default first occurs. Payment of Added Interest, if any, will initially be due at the offices of the Paying Agent, provided that, at the option of the Company, Added Interest may be paid by check mailed to Holders at their registered addresses, provided further that (i) all payments with respect to Global Notes are required to be made in same day funds in accordance with the policies of the Depository and
(ii) all payments with respect to New Notes, the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders. Added Interest shall be paid on or before the semi-annual interest payment date provided in the Indenture and on each payment date provided in the Indenture including, without limitation, whether upon redemption, or maturity (by acceleration or otherwise). Each obligation to pay Added Interest shall be deemed to commence accruing on the date of the applicable Registration Default and to cease accruing when all Registration Defaults have been cured. In no event shall the Company pay Added Interest in excess of the applicable maximum amount set forth above, regardless of whether one or multiple Registration Defaults exist.



                  (c) The parties hereto agree that the Added Interest provided for in this Section 3.9 constitutes a reasonable estimate of the damages that will be suffered by Holders of New Notes by reason of the failure to file the Exchange Offer Registration Statement or the Shelf Registration Statement, the failure of the Exchange Offer Registration Statement or the Shelf Registration Statement to be declared effective, the failure to consummate the Exchange Offer or the failure of the Shelf Registration Statement to remain effective, as the case may be, in accordance with the Registration Rights Agreement. No monetary damages in addition to Added Interest shall be payable by the Company to Holders by reason of the failure of the actions set forth in this
Section 3.9(c) to occur as set forth herein.







                  Section 3.10      Persons Deemed Owners.



                  Prior to due presentment of a Note for registration of transfer, the Obligors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and any premium and (subject to Section 3.8) any interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Obligors, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.



                  So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under this Indenture of any Notes evidenced by the Global Note for the purposes of receiving payment on the Notes, receiving notices, and for all other purposes under this Indenture and the Notes. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under this Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Obligors nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.



                  Section 3.11      Cancellation.



                  All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by a Company Order.



                  Section 3.12      Computation of Interest.



                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.



                  Section 3.13      Exchange Notes.

                  Subject to compliance with Section 9.9 (a), the Company may from time to time issue one more series of Exchange Notes in an aggregate principal amount not to exceed $41,495,000 pursuant to the Registration Rights Agreement. All Exchange Notes (i) shall have terms and conditions identical to those of the New Notes (except for provisions relating to restrictions on transfer, global notes and the Registration Rights Agreement benefiting any such series), (ii) will have the benefit of the same Indenture covenants as the New Notes, (iii) shall rank in all respects pari passu with the New Notes and the Original Notes, and (iv) shall be considered part of the same class and issue of securities as the New Notes and, as such, the Holders of the New Notes and the Holders of any such series of Exchange Notes shall vote on all matters subject to vote of the Holders hereunder as one class.



                                 ARTICLE FOUR -



                     BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES



                  Section 4.1       Applicability of Article



                  Each Global Note shall be subject to this Article.



                  Section 4.2.      Book-Entry Provisions For Global Note



                  (a) Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of any Global Note for all purposes whatsoever. Any Holder of any Global Note shall, by acceptance of such Global Note, agree that the transfers of Interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of an Interest in such Global Note shall be required to be reflected in a book-entry system. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or an agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) The Depositary must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.



                  (c) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for individual Notes represented thereby, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Interests of beneficial owners in the Global Notes (each an "INTEREST") may be transferred to Agent Members or other beneficial owners or exchanged for Definitive Notes in accordance with the rules and procedures of the Depositary, the provisions of this Indenture and applicable law.



                  (d) If specified by the Company pursuant to Section 3.4, the Depositary may surrender a Global Note (except Regulation S Global Notes during the Restricted Period) in exchange in whole or in part for Definitive Notes of like tenor and terms on such terms as are acceptable to the Company, the Trustee and the Depositary. In addition, Definitive Notes shall be issued to all beneficial owners in exchange for their Interests in Global Notes if (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes or is no longer eligible to serve as Depositary pursuant to the terms of this Indenture and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice; (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture; or (iii) there shall have occurred and be continuing a Default with respect to any Notes represented by the Global Notes, provided that clauses (i) and (ii) shall not apply to Regulation S Global Notes during the Restricted Period.



                  (e) In connection with the transfer of any Interest from one Agent Member to another Agent Member not taking a Definitive Note, but an Interest, the Depositary shall reflect on its books and records the date, the name of the transferor and transferee, and the amount of the Interest transferred.



                  (f) In connection with the issuance to beneficial owners of Definitive Notes in exchange for any Global Note pursuant to paragraph (c) or
(h) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee upon receipt of a Company Order for the authentication and delivery of Definitive Notes shall authenticate and deliver, without service charge:

                           (i)      to the Depositary or to each Person
                  specified by such Depositary a new Definitive Note or Definitive Notes of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's Interest in the Global Note; and



                           (ii) to such Depositary a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Definitive Notes delivered to Holders thereof.



                           Except as otherwise provided in this Indenture, any
                  Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Note shall also be a Global Note and shall bear the legend specified in
                  Section 2.4(a) except for any Note authenticated and delivered in exchange for, or upon registration of transfer of, a Global Note pursuant to the preceding sentence.



                  (g) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold Interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.



                  (h) Upon the exchange of any Global Note in its entirety for Definitive Notes or another Global Note, such Global Note shall be canceled by the Trustee.



                  (i) Notwithstanding anything herein to the contrary, if at any time the Depositary for the Notes notifies the Company that it is unwilling or unable to continue as a Depositary for the Notes or if at any time the Depositary for the Notes shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Notes. If a successor Depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon Company Request, will authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing Notes in exchange for such Global Note or Global Notes.



                  Section 4.3.      Special Transfer Provisions.

                  (a) Transfers to Non-U.S. Persons. With respect to any proposed transfer of any Definitive Note constituting a Restricted Security or of an Interest in any Restricted Global Note to any Non-U.S. Person (which Non-U.S. Person would, in the case of a transfer of any Definitive Note or an Interest in any Restricted Global Note during the Restricted Period, take an Interest in a Regulation S Global Note):



                           (i)      in the case of the transfer of any
                  Definitive Note constituting a Restricted Security for a Regulation S Definitive Note or a Regulation S Global Note, the Note Registrar shall, whether or not such Note bears the Private Placement Legend, register such transfer and, if applicable, issue such Definitive Note, if (x) the requested transfer is after the Restriction Termination Date, or (y) the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Annex A hereto;



                           (ii) in the case of the transfer of an Interest in any Restricted Global Note for an Interest in a Regulation S Global Note, there shall be delivered to the Note Registrar
                  (x) the certificate, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary's and the Note Registrar's procedures; and



                           (iii) in the case of the transfer of an Interest in any Restricted Global Note for a Regulation S Definitive Note, the Note Registrar, upon receipt of instructions in accordance with the Depositary's and the Note Registrar's procedures, shall register such transfer and issue such Definitive Note, if (x) the requested transfer is after the Restriction Termination Date, or (y) the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Annex A hereto.



                           With respect to all such transfers, (A) the Note
                  Registrar shall reflect on its books and records the date of such transfer, (B) in the case of any transfer affecting any Global Note, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary, a new Global Note or Global Notes in a principal amount as appropriate to reflect such transfer, and (C) if the transfer is of a Definitive Note, the transferred Definitive Note shall be cancelled and, if the entire amount of such Definitive Note was not transferred, a new Definitive Note, in the amount of the untransferred portion of the original Definitive Note, shall be executed by the Company, authenticated by the Trustee, and delivered to such transferor.

                  (b) Transfers to QIBs. With respect to any proposed transfer to a QIB of any Definitive Note constituting a Restricted Security, any Regulation S Definitive Note or an Interest in any Regulation S Global Note (excluding transfers to Non-U.S. Persons) (which QIB would take an Interest in a Global Note):



                           (i)      in the case of the transfer of any
                  Definitive Note (including any Regulation S Definitive Note), the Note Registrar shall register the transfer only upon receipt of instructions in accordance with the Depositary's and the Note Registrar's procedures and if (x) the requested transfer is after the Restriction Termination Date, or (y) the transferor has delivered to the Note Registrar a certificate substantially in the form of Annex B hereto; and



                           (ii) in the case of the transfer of any Interest in any Regulation S Global Note, there shall be delivered to the Note Registrar (x) the certificate required by paragraph
                  (i) above and (y) instructions in accordance with the Depositary's and the Note Registrar's procedures.



                           With respect to all such transfers, (A) the Note
                  Registrar shall reflect on its books and records the date of such transfer, (B) if the transfer affects a Global Note, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary, a new Global Note or Global Notes in a principal amount as appropriate to reflect such transfer, and (C) if the transfer is of a Definitive Note, the transferred Definitive Note shall be cancelled and, if the entire amount of such Definitive Note was not transferred, a new Definitive Note, in the amount of the untransferred portion of the original Definitive Note, shall be executed by the Company, authenticated by the Trustee, and delivered to such transferor.



                  (c) Transfers to Accredited Investors. With respect to any proposed transfer of any Definitive Note constituting a Restricted Security or any Regulation S Definitive Note or the proposed transfer of an Interest in any Restricted Global Note or any Regulation S Global Note to any Accredited Investor (other than a QIB):



                           (i)      in the case of the transfer of any
                  Definitive Note, the Note Registrar shall register such transfer, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the Restriction Termination Date, or (y) the proposed transferee has delivered to the Note Registrar a certificate substantially in the form of Annex C hereto;

                           (ii) in the case of the transfer of an Interest in any Restricted Global Note for an Interest in another Restricted Global Note, there shall be delivered to the Note Registrar (x) the certificate, if any, required by paragraph
                  (i) above and (y) instructions in accordance with the Depositary's and the Note Registrar's procedures; and



                           (iii) in the case of the transfer of an Interest in any Restricted Global Note or any Regulation S Global Note for a Definitive Note, the Note Registrar, upon receipt of instructions in accordance with the Depositary's and the Note Registrar's procedures, shall register such transfer and issue such Definitive Note, if (x) the requested transfer is after the Restriction Termination Date, or (y) the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Annex C hereto.



                           With respect to all such transfers, (A) the Note
                  Registrar shall reflect on its books and records the date of such transfer, (B) in the case of any transfer affecting a Global Note, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary, a new Global Note or Global Notes in a principal amount as appropriate to reflect such transfer, and (C) if the transfer is of a Definitive Note, the transferred Definitive Note shall be cancelled and, if the entire amount of such Definitive Note was not transferred, a new Definitive Note, in the amount of the untransferred portion of the original Definitive Note, shall be executed by the Company, authenticated by the Trustee, and delivered to such transferor.



                  (d) Issuance of Regulation S Definitive Notes After Restricted Period. Interests in a Regulation S Temporary Global Note will be exchanged for certificated notes ("REGULATION S DEFINITIVE NOTES"; all Notes other than Global Notes being "DEFINITIVE NOTES") after the Restricted Period upon receipt by the Trustee and the Company of representations in form and substance acceptable to it demonstrating that the Interests in such Regulation S Temporary Global Notes are owned either by Non-U.S. Persons or by QIBs or Accredited Investors that acquired their Interests in such Notes in a transaction that did not require registration under the Securities Act.



                  (e) Transfer of Interests in any Regulation S Global Note. Except as otherwise specified in the relevant offering memorandum, only Non-U.S. Persons may acquire any Interest in a Regulation S Global Note from the Company, a distributor (as such term is defined in Regulation S under the Securities Act) or any of their respective affiliates, during the period from the relevant Series Issue Date through and including the 40th day thereafter (such period being the "RESTRICTED PERIOD").

                  (f) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend (including any Restricted Global Note or any Regulation S Global Note) unless (i) such transfer takes place after the Restriction Termination Date or (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.



                  (g) Transfers Pursuant to a Shelf Registration Statement. Nothing in subsections (a), (b) and (c) of this Section 4.3 shall apply to any transfer of Notes pursuant to a Shelf Registration Statement.



                  (h) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Company shall cause the Depositary to follow appropriate procedures so that all transfer of Interests in any Global Note comply with the restrictions of this Indenture, including the Private Placement Legend.



                  (i) The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section
4.2 or this Section 4.3 in accordance with its usual procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.







                                 ARTICLE FIVE -



                                    REMEDIES

                  Section 5.1       Events of Default.



                  An "EVENT OF DEFAULT" as used herein is any one of the following:



                  (a) a default in the payment of interest on the Notes when due, continued for 30 days;



                  (b) a default in the payment of principal of and premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;



                  (c) the failure by the Company to comply with any of its obligations in Article Eleven;



                  (d) the failure by the Company to comply with any of its obligations in Section 7.4, 9.9, 9.10, 9.11, 9.12, 10.1 or 10.2 and 30 days or more shall have expired after a Senior Officer of the Company first becomes aware of such failure;



                  (e) the failure by the Company to comply, for 30 days after the notice specified below, in any material respect in the performance of or to breach any covenant, representation or warranty contained in this Indenture;



                  (f) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $2,000,000;



                  (g) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or such Subsidiary under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or such Subsidiary, or of the property of any such person, or for the winding up for liquidation of the affairs of any such person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 60 days; or the Company or any of its Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall become insolvent or fail generally to pay its debts as they become due; or



                  (h) any judgment or decree for the payment of money in excess of $1,000,000 is rendered against the Company or a Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed; or



                  A Default under subsection (e) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."



                  Section 5.2       Acceleration of Maturity; Rescission and
Annulment.



                  If an Event of Default (other than an Event of Default specified in clause (g) of Section 5.1) with respect to Notes at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If any Event of Default specified in clause (g) of Section 5.1 occurs, such principal amount shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.



                  At any time after such a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the

Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if



                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay



                           (A)      all overdue interest on all Notes,



                           (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,



                           (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and



                           (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;



         and



                  (2) all Events of Default with respect to Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.



No such rescission shall affect any subsequent default or impair any right consequent thereon.



                  Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company covenants that if



                  (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or



                  (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,



the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.



                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may (or, at the direction of Holders of not less than 25% of the Outstanding Notes shall), in addition to any other remedies available to it, institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated. If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.



                  Section 5.4       Trustee May File Proofs of Claim.



                  In case of any judicial proceeding relative to the Company (or any other Obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.



                  No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, the Trustee may vote on behalf of the Holders for the election of a trustee in bankruptcy or similar official and may be a member of a creditors' or other similar committee.



                  Section 5.5 Trustee May Enforce Claims Without Possession of Notes.


                  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.



                  Section 5.6       Application of Money Collected.



                  Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 6.7; and



                  SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.



                  Section 5.7       Limitation on Suits.



                  No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless



                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;



                  (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;



                  (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;



                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and



                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.



                  Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.



                  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 3.8) any interest on such Note on the Stated Maturity or maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.



                  Section 5.9       Restoration of Rights and Remedies.



                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.



                  Section 5.10      Rights and Remedies Cumulative.



                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.



                  Section 5.11      Delay or Omission Not Waiver.



                  No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.



                  Section 5.12      Control by Holders.



                  The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that



                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,



                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and



                  (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability.



                  Section 5.13      Waiver of Past Defaults.

                  The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default



                  (1) in the payment of the principal of or any premium or interest on any Note, or



                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.



                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.



                  Section 5.14      Undertaking for Costs.



                  All parties to this Indenture agree, and each Holder of any Notes by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Notes on or after the Stated Maturity or maturities expressed in such Notes (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date).



                  Section 5.15      Waiver of Usury, Stay or Extension Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                  ARTICLE SIX -



                                   THE TRUSTEE



                  Section 6.1       Certain Duties and Responsibilities.



                  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. If an Event of Default occurs (and is not cured), the Trustee, in the exercise of its power, must use the degree of care of a prudent man in the conduct of his own affairs. Subject to the requirement in the foregoing sentence, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.



                  Section 6.2       Notice of Defaults.



                  If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 60 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders.

                  Section 6.3       Certain Rights of Trustee.



                  Subject to the provisions of Section 6.1:



                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;



                  (b) any request or direction of any Obligor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of any Obligor may be sufficiently evidenced by a Board Resolution;



                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;



                  (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;



                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;



                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and



                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.



                  Section 6.4       Not Responsible for Recitals or Issuance of
                                    Notes.



                  The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.



                  Section 6.5       May Hold Notes.



                  The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.



                  Section 6.6       Money Held in Trust.



                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

                  Section 6.7       Compensation and Reimbursement.



                  The Company agrees:



                  (1) to pay to the Trustee from time to time reasonable
              compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);



                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;



                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; and



                  (4) when the Trustee incurs any expenses or renders any services after the occurrence of an Event of Default specified in
         Section 5.1(g), such expenses and the compensation for such services are intended to constitute expenses of administration under the Bankruptcy Code or any similar federal or state law for the relief of debtors.



                  As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds (i) held in trust for the payment of principal of and interest on Notes or
(ii) held in the Trustee's capacity as Paying Agent.



                  The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.



                  Section 6.8       Disqualification; Conflicting Interests.



                  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.



                  Section 6.9       Corporate Trustee Required; Eligibility.



                  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $10,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 6.10      Resignation and Removal; Appointment of
                                    Successor.



                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.



                  (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.



                  (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.



                  (d)      If at any time:



                           (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or



                           (2) the Trustee shall cease to be eligible under
         Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or



                           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.



                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.



                  (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

                  Section 6.11      Acceptance of Appointment by Successor.



                  (a) In case of the appointment hereunder of a successor Trustee with respect to the Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.



                  (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.



                  (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.



                  Section 6.12 Merger, Conversion, Consolidation or Succession to Business.



                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

                  Section 6.13      Preferential Collection of Claims Against
                                    Company.



                  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).



                  Section 6.14      Appointment of Authenticating Agent.



                  The Trustee may appoint an Authenticating Agent or Agents (which may be an affiliate of the Company) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.7, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.



                  Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.



                  Unless the Authenticating Agent has been appointed by the Trustee at the request of the Company, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.



                  If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:



                  This is one of the Notes designated and referred to in the within-mentioned Indenture.





                                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                          as Trustee



                                    By
                                       ----------------------------------------
                                        As Authenticating Agent


                                    By
                                       ----------------------------------------
                                        Authorized Officer

                                 ARTICLE SEVEN -



                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY



                  Section 7.1 Company to Furnish Trustee Names and Addresses of Holders,



                  (a) The Company will furnish or cause to be furnished to the Trustee:



                           (i) semi-annually, not later than five Business Days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date, and



                           (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;



excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.



                  (b) If and whenever the Company or any Affiliate acquires any Notes, the Company shall within 10 Business Days after such acquisition by the Company and within 10 Business Days after the date on which it obtains knowledge of any such acquisition by an Affiliate, provide the Trustee with written notice of such acquisition, the aggregate principal amount acquired (to the extent known by the Company), the Holder from whom such Notes were acquired and the date of such acquisition.



                  Section 7.2 Preservation of Information; Communications to Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.



                  (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.



                  (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.



                  Section 7.3       Reports by Trustee.



                  (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the Trust Indenture Act with respect to any 12-month period, such report shall cover the 12-month period ending December 31 and shall be transmitted by the next succeeding March 1.



                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.



                  Section 7.4       Reports by Company.



                  The Company shall file with the SEC and shall furnish to the Trustee and the Holders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section

13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and to provide to the Trustee and the Holders the annual reports and the information, documents and other reports which are specified in Section 13 or 15(d) of the Exchange Act and applicable to a US corporation subject to such sections, such information, documents and other reports to be filed and provided at the times specified for the filing of such information, documents and reports under such section. The Company also shall comply with the other provisions of TIA ss. 314(a).



                                 ARTICLE EIGHT -



                       AMENDMENTS, SUPPLEMENTS AND WAIVERS



                  Section 8.1       Supplemental Indentures Without Consent of
                                    Holders.



                  Without the consent of any Holders, the Obligors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:



                  (a) to evidence the succession of another Person to any Obligor, and the assumption by any such successor of the covenants of such Obligor herein and in the Notes;



                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that such uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);



                  (c) to add to the covenants of the Obligors for the benefit of the Holders, to surrender any right or power herein conferred upon any Obligor with respect to the Notes;

                  (d) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with the provisions of this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;



                  (e) to evidence, and provide for the acceptance of, the appointment of a successor Trustee hereunder;



                  (f)      to comply with Section 9.20;



                  (g) to modify the provisions relating to Global Notes, restrictions on transfer and legends set forth herein with respect to any series of Notes not then outstanding; or



                  (h) to comply with any requirement of the SEC or state securities regulators in connection with the qualification of this Indenture under the Trust Indenture Act or any registration or qualification of the Notes under the Securities Act or state securities laws.



                  Section 8.2       Supplemental Indentures with Consent of
                                    Holders.



                  (a) Except as otherwise provided in Section 8.2(b), with the written consent of the Holders of a majority in principal amount of the Outstanding Notes, by Act of such Holders delivered to the Company and the Trustee, the Obligors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,



                           (A) extend the Stated Maturity of the principal of, or the stated maturity of any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption or repurchase thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity or due date thereof (or, in the case of redemption, after the Redemption Date or, in the case of repurchase, after the Purchase Date), or affect the ranking (in terms of right or time of payment) of the Notes,



                           (B) reduce the percentage in principal amount of the Outstanding Notes the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with the provisions of this Indenture or Defaults hereunder and their consequences) provided for in this Indenture,



                           (C) modify any provision of Article Eleven with respect to the subordination of the Notes;



                           (D) modify any provision of Section 12.2 or the definitions used therein if the effect of such modification or waiver is to decrease the amount of any payment required to be made by the Company thereunder or extend the maturity date of such payment, or



                           (E) modify any of the provisions of this Section or Section 5.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby.



                  (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act and such notice shall approve the substance thereof.



                  Section 8.3       Execution of Supplemental Indentures.



                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the

Trustee shall receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that this Indenture, as amended by such supplemental indenture, constitutes the legal, valid and binding obligation of all Obligors, enforceable against each of them in accordance with its terms.



                  Section 8.4       Effect of Supplemental Indentures.



                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby and entitled to the benefits thereof.



                  Section 8.5       Conformity with Trust Indenture Act.



                  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.



                  Section 8.6       Reference in Notes to Supplemental
                                    Indentures.



                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Obligors and authenticated and delivered by the Trustee in exchange for Outstanding Notes.



                  Section 8.7       Notice of Supplemental Indenture.



                  After an supplemental indenture hereunder becomes effective, the Company shall mail to Holders a notice briefly describing such supplemental indenture; provided, that the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the supplemental indenture.



                                 ARTICLE NINE -



                                    COVENANTS



                  Section 9.1       Payment of Principal, Premium and Interest.



                  All payments of principal, premium, if any, and interest with respect to the Notes will be made by the Company in immediately available funds. The Notes shall be included in the Same-Day Funds Settlement System of The Depository Trust Company until maturity, provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by such Persons.



                  Section 9.2       Maintenance of Office or Agency.



                  The Company will maintain in the Borough of Manhattan, City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment (a "PLACE OF PAYMENT"), where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Obligors in respect of the Notes and this Indenture may be served. Initially, the Company hereby designates the Corporate Trust Office of the Trustee for all such purposes, and the Company hereby designates the Trustee as the initial Paying Agent. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.



                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.



                  Section 9.3       Money for Notes Payments to Be Held in
                                    Trust.



                  If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of or any premium or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to act.



                  Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of or any premium or interest on any Notes, deposit with a Paying Agent, in immediately available funds, a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to act.



                  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section that such Paying Agent will:



                  (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;



                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.



                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.



                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.



                  Section 9.4       Statement by Officers as to Default.



                  (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the best knowledge of the signers thereof the Company is, or was during the preceding year, in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be or shall have been in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives notice or takes any other action with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail, or by facsimile transmission, its status, and what action the Company or such Subsidiary is taking or proposes to take in respect thereof within 30 days after a Senior Officer of the Company or any Subsidiary becomes aware of the occurrence thereof, an Officers' Certificate specifying such event, notice or other action.



                  Section 9.5       Payment of Taxes and Other Claims.



                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves (in the good faith judgment of the Board of Directors) have been made.



                  Section 9.6       Maintenance of Properties.



                  The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Board of Directors (or, in the case of real estate owned properties, in the judgment of a Senior Officer), desirable in the conduct of its business or the business of the Company or such Subsidiary and not disadvantageous in any material respect to the Holders.



                  Section 9.7       Corporate Existence; Keeping of Books.

                  Subject to Article Ten , the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company and its Restricted Subsidiaries; provided, however, that the existence of any Subsidiary and any such right or franchise of the Company or any Subsidiary may be terminated if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries and that the loss thereof is not and is not reasonably likely to be disadvantageous in any material respect to the Holders.



                  The Company shall keep, and cause each Subsidiary to keep, proper books and records, in which full and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Company and its Subsidiaries, in each case in accordance with GAAP.



                  Section 9.8       Insurance.



                  The Company will at all times maintain and will cause each of its Restricted Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurers, insurance on all its properties in such amounts as management of the Company reasonably determines is appropriate under the circumstances.



                  Section 9.9       Limitations on Indebtedness.



                  (a) The Company will not Incur, and the Company will not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Disqualified Stock if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio exceeds 1.5 to 1.0 (2.0 to 1.0 through March 31, 1999, if less than $40 million is raised in the Rights Offering and the Offerings.



                  (b) Notwithstanding the foregoing paragraph (a), the Company and its Subsidiaries may Incur the following Indebtedness and Disqualified Stock while no Default or Event of Default exists:



                           (1) Permitted Warehouse Indebtedness and Guarantees
                  by the Company of any Permitted Warehouse Indebtedness of Subsidiaries, provided that to the extent any such Indebtedness ceases to constitute Permitted Warehouse Indebtedness of the Company or a Subsidiary, such event shall be deemed to constitute the Incurrence of such Indebtedness (and any such Guarantees, but without duplication) by the Company or such Subsidiary, as the case may be;



                           (2) the Notes;



                           (3) Hedging Obligations directly related to: (i)
                  Indebtedness permitted to be Incurred by the Company or its Subsidiaries pursuant to this Section; (ii) Receivables held by the Company or its Subsidiaries pending sale or that have been sold pursuant to a Warehouse Facility; or (iii) Receivables with respect to which the Company or any Subsidiary has an outstanding purchase or offer commitment, financing commitment or security interest;



                           (4) the Original Notes and other Indebtedness
                  outstanding on the Issue Date (other than Permitted Warehouse Indebtedness and Guarantees thereof, which shall be permissible under this paragraph (b) only pursuant to clause
                  (1) above);



                           (5) Indebtedness or Disqualified Stock issued to and
                  held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness or Disqualified Stock (other than to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness or issuance of such Disqualified Stock by the issuer thereof;



                           (6) Indebtedness under Capital Lease Obligations
                  incurred in the ordinary course of business in connection with the acquisition of equipment;



                           (7) Permitted Excess Spread Receivables Indebtedness;
                  and



                           (8) Refinancing Indebtedness in respect of
                  Indebtedness Incurred pursuant to paragraph (a) or clause (4),
                  (6) or (7) of this paragraph (b).

                  (c) Notwithstanding the foregoing, (i) the Company and its Subsidiaries may not Incur any Indebtedness (other than the Notes) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is pari passu with the Notes or constitutes a Junior Subordinated Obligation, (ii) the Company shall not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to Refinance any Junior Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Junior Subordinated Obligations. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured.



                  (d) For purposes of determining compliance with the foregoing covenant: (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in good faith, will classify such item of Indebtedness and be required to include the amount and type of such Indebtedness in one of the above clauses; and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.



                  Section 9.10      Limitation on Transactions with Affiliates.



                  The Company will not, and will not permit any Subsidiary to, enter into or permit to exist any transaction (including without limitation the making of any loan, advance, Guarantee or capital contribution to or for the benefit of, the purchase, sale, lease or exchange of any property with, the entering into or amending of employee compensation arrangements with, or the rendering of any service with or for the benefit of, any Affiliate of the Company) (an "AFFILIATE TRANSACTION") unless the terms thereof: (i) are in the ordinary course of business and consistent with past practice; (ii) are fair to the Company and are no less favorable to the Company or such Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate; and (iii) if such Affiliate Transaction involves an amount in excess of $2,000,000, (A) are set forth in writing and (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction.



                  The provisions of the foregoing paragraph shall not apply to
(a) transactions exclusively between or among the Company and any Wholly Owned Subsidiary or between or among Wholly Owned Subsidiaries, (b) any employment or related arrangement entered into by the Company in the ordinary course of business on terms customary in the consumer finance business, provided any such arrangement is approved by the disinterested members of the Board of Directors,
(c) customary directors fees and indemnities, (d) payments required by the Tax Sharing Agreement or any renewal thereof on substantially similar terms, and (e) all payments to stockholders or holders of Original Notes in connection with the Recapitalization to the extent described in the Offering Memorandum (including the payment of fees and expenses to the Placement Agent and its Affiliates as described in the Offering Memorandum).



                  Section 9.11      Limitations on Liens.



                  The Company will not, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured by a Lien on the same property as secures the obligations so secured, in each case until such time as such other obligations are no longer secured by a Lien, provided (i) if such other obligations constitute Senior Indebtedness or are otherwise senior or prior in right of payment to the obligations contained herein and in the New Notes, such Lien is expressly made junior and subordinate in priority to the Lien securing such other obligations;
(ii) if such other obligations constitute Junior Subordinated Obligations or are otherwise subordinate or junior in right of payment to the obligations contained herein and in the New Notes, such Lien is expressly made prior and senior in priority to the Lien securing such other obligations; or (iii) in any other case, such Lien ranks equally and ratably with the Lien securing such other obligations so secured.



                  Section 9.12      Limitation on Investment Company Status.



                  The Company shall not take, and shall not permit any Subsidiary to take, any action, or otherwise permit to exist any circumstance, that would require the Company or such Subsidiary to register as an "investment company" under the Investment Company Act of 1940, as amended.



                  Section 9.13      Line of Business.



                  The Company will not engage, and will not permit any Subsidiary to engage, in any line of business that is not a Related Business.



                  Section 9.14      Payments for Consent.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that provide such consent or so waive or agree to amend in the time frames set forth in the solicitation documents relating to such consent, waiver or agreement.



                                  ARTICLE TEN -



                  MERGER, CONSOLIDATION AND TRANSFER OF ASSETS



                  Section 10.1 Merger, Consolidation or Transfer of Assets of the Company.



                  (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a Person organized and existing under the laws of the United States of America or any state thereof and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company's obligations under the Notes and this Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company as a result of such transaction as having been Incurred by such Successor Company at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 9.9 (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.



                  (b) The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company, in the case of a lease, shall not be released from the obligation to pay the principal of, premium, if any, and interest on the Notes.

                  Section 10.2 Merger, Consolidation or Transfer of Assets of Subsidiaries.



                  No Subsidiary may consolidate with or merge with or into (whether or not such Subsidiary is the surviving Person) another Person, whether or not affiliated with such Subsidiary, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary) assumes all the obligations of such Subsidiary, pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee, under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Subsidiary immediately preceding the transaction; and (iv) the Subsidiary would be permitted, immediately after giving effect to such transaction, to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 9.9; provided that the foregoing provisions will not restrict the ability of a Subsidiary to consolidate or merge with the Company or a Wholly Owned Subsidiary.





                                ARTICLE ELEVEN -



                                  SUBORDINATION



                  Section 11.1      Notes Subordinate to Senior Indebtedness.



                  (a) The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of and premium (if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of existing and future Senior Indebtedness of the Company, including without limitation all obligations of the Company under any Warehouse Facility, and will be senior in right of payment to Junior Subordinated Obligations. If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of the Bankruptcy Code or any applicable state fraudulent conveyance law, such Indebtedness nevertheless will constitute Senior Indebtedness for purposes of this Indenture. For purposes of this Article, (i) a "PAYMENT" includes any payment with respect to principal of, premium, if any, or interest on, the Notes, any deposit pursuant to Article Thirteen, and any repurchase, redemption, defeasance or other retirement of any Notes, and (ii) "PRINCIPAL", if used with respect to the Notes, shall include, without limitation, the principal portion of the Redemption Price and Purchase Price of Notes. Notwithstanding any other provision of this Indenture, the Notes shall rank pari passu with the Original Notes.



                  (b) Notwithstanding anything in this Article to the contrary, nothing herein shall apply to any payments made out of the assets of any trust referred to in paragraph (a) of Section 13.4.



                  Section 11.2      Payment Over of Proceeds Upon Dissolution,
                                    Etc.



                  (a) Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property (whether voluntary or involuntary), (i) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full before the holders of the Notes are entitled to receive any payment, and (ii) until the Senior Indebtedness of the Company is paid in full, any payment to which the Holders of the Notes would be entitled but for this Section will be made to holders of Senior Indebtedness as their interests may appear, except that Holders may receive shares of stock or Indebtedness of the Company that is subordinated to Senior Indebtedness of the Company to at least the same extent as the Notes.



                  (b) In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any payment or distribution of any kind or character, whether in cash, securities or other property, before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other official for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  Section 11.3      No Payment When Senior Indebtedness in
                                    Default.



                  (a) Note Payments. The Company may not make any payment with respect to the Notes if (i) any Senior Indebtedness of the Company is not paid when due or (ii) any other default on any such Senior Indebtedness occurs and the maturity thereof has been accelerated in accordance with its terms, unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not make a payment with respect to the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "PAYMENT BLOCKAGE NOTICE") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or
(iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions of the first sentence of this subsection), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after such Payment Blockage Period.



                  Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.



                  (b) Application. The provisions of this Section shall not apply to any payment with respect to which Section 11.2 would be applicable.



                  Section 11.4      Payment Permitted If No Default.



                  Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pending of any liquidation, dissolution or proceeding referred to in Section 11.2 or under the conditions described in Section 11.3, from making payments at any time of principal of (or premium, if any) or interest on the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal (and premium, if any) or interest on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.



                  Section 11.5      Subrogation to Rights of Holders
                                    and Beneficiaries of Senior Indebtedness.



                  Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes and any other Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes, the Trustee or any Beneficiaries would be entitled except for the provisions of this Article shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be payment or distribution by the Company to or on account of the Senior Indebtedness.

                  Section 11.6      Provisions Solely to Define Relative Rights.



                  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, and the holders of the Senior Indebtedness. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness, the Holders of the Notes, the obligations of the Company or any other Obligor, which are absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or any other Obligor of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon an Event of Default, subject to the rights, if any, under this Article of the holders of the Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee, such Holder.



                  Section 11.7      Trustee to Effectuate Subordination.



                  Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.



                  Section 11.8      No Waiver of Subordination Provisions.



                  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or other Obligor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or other Obligor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.



                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place, amount or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.



                  Section 11.9      Notice to Trustee.



                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to this Article. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any Representative thereof; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article Six, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.



                  Subject to the provisions of Article Six, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Representative of Senior Indebtedness to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor or other representative thereof). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

                  Section 11.10 Reliance on Judicial Order or Certificate of Liquidating Agent.



                  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article Six, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Person entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.



                  Section 11.11 Trustee Not Fiduciary for Holders of Senior Indebtedness.



                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.



                  Section 11.12 Rights of Trustee as Holder of Senior Indebtedness.



                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.



                  Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 6.7.

                  Section 11.13     Article Applicable to Paying Agents.



                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of Trustee; provided, however, that Section 11.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.



                                ARTICLE TWELVE -



                               REDEMPTION OF NOTES



                  Section 12.1      Applicability of Article.



                  Any redemption of Notes before their Stated Maturity shall be in accordance with their terms and in accordance with this Article.



                  Section 12.2      Optional Redemption.



                  The Notes will not be redeemable prior to their Stated Maturity, except as provided on the reverse of the Form of Note set forth in
Section 2.3.



                  Section 12.3      Election to Redeem.



                  Any election to redeem Notes shall be evidenced by a Board Resolution which shall specify a Redemption Date. The Company shall at least 40 but no more than 60 days prior to the Redemption Date (unless a shorter period shall be satisfactory to the Trustee) notify the Trustee in writing of the applicable Redemption Date.

                  Section 12.4      Notice of Redemption.



                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes, at his address appearing in the Note Register.



                  All notices of redemption shall state:



                  (1)      the Redemption Date,



                  (2)      the Redemption Price and accrued interest, if any,



                  (3) that on the Redemption Date the Redemption Price and accrued but unpaid interest, if any, will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,



                  (4) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any, and



                  (5) the CUSIP numbers, if any, of the Notes to be redeemed.



                  Notice of redemption at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.



                  Section 12.5      Deposit of Redemption Price.

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9. 3) an amount of money in immediately available funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued but unpaid interest on, all the Notes.



                  Section 12.6      Notes Payable on Redemption Date.



                  Notice of redemption having been given as aforesaid, the Notes shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that, installments of interest whose stated maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.8.



                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.



                               ARTICLE THIRTEEN -



                       DEFEASANCE AND COVENANT DEFEASANCE



                  Section 13.1 Option to Effect Legal Defeasance or Covenant Defeasance.



                  The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 13.2 or 13.3 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article.

                  Section 13.2      Legal Defeasance and Discharge.



                  Upon the Company's exercise under Section 13.1 of the option applicable to this Section, the Company shall, subject to the satisfaction of the conditions set forth in Section 13.4, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of
Section 13.5 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company shall be deemed to have satisfied all its other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 13.4, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes as and when such payments are due, (b) the Company's obligations with respect to such Notes under Articles One, Two, Three and Four and Section 9.3, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 13.3.



                  Section 13.3      Covenant Defeasance.



                  Upon the Company's exercise under Section 13.1 of the option applicable to this Section, the Company shall, subject to the satisfaction of the conditions set forth in Section 13.4, be released from its obligations under the covenants contained in Article Nine (except Sections 9.1, 9.2, 9.5 and 9.7) with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes and the Subsidiary Guarantees, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 5.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon any such Covenant Defeasance, the events specified in paragraphs (f), (g) (with respect to Subsidiaries only) and (h) shall not constitute Defaults.



                  Section 13.4      Conditions to Legal or Covenant Defeasance.



                  The following shall be the conditions precedent to the effectiveness of any Legal Defeasance or Covenant Defeasance:



                  (a) the Company shall (i) irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, unencumbered cash in United States dollars, unencumbered U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in a written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date, and (ii) irrevocably instruct the Trustee to apply such cash and U.S. Government Obligations to such payments with respect to the Notes;



                  (b) in the case of an election under Section 13.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;



                  (c) in the case of an election under Section 13.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance has not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on (i) the date of such deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article concurrently with such Incurrence) and (ii) insofar as Section 5.1(g) hereof is concerned, at any time during the period ending on the 91st day after the date of deposit (such condition not being satisfied until such 91st day) ;



                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;



                  (f) the Obligors shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;



                  (g) the Obligors shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Obligors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Obligors; and



                  (h) the Obligors shall have delivered to the Trustee Officers' Certificates and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.



                  Section 13.5 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.



                  Subject to Section 13.6, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section, the "TRUSTEE") pursuant to Section 13.4 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (excluding any Obligor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.



                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof.



                  Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 13.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 13.4), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.



                  Section 13.6      Repayment to Company.



                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.



                  Section 13.7      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States Dollars or U.S. Government Obligations in accordance with Section 13.2 or 13.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 13. 2 or 13.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.2 or 13.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.



                               ARTICLE FOURTEEN -



                                  MISCELLANEOUS



                  Section 14.1 No Recourse Against Others.



                  A director, officer, employee, stockholder or incorporator, as such, of any Obligor shall not have any liability for any obligations of such Obligor under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.



                  Section 14.2 Execution in Counterparts.



                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



                  Section 14.3. Waiver of Trial by Jury.

                  EACH OF THE PARTIES TO THIS INDENTURE WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS INDENTURE, THE NOTES OR ANY SUBSIDIARY GUARANTEE OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.



              *  *  *  *  *

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                       MEGO MORTGAGE CORPORATION





                                       By: /s/ Jeffrey S. Moore
                                           ------------------------------------
                                            Name: Jeffrey S. Moore

                                            Title: President and Chief Executive
                                                   Officer



Attest:



By:
   --------------------------------
    Title:



                                       AMERICAN STOCK TRANSFER & TRUST
                                       COMPANY, as Trustee





                                       By: /s/ Herbert J. Lemmer
                                           ----------------------------
                                            Name:  Herbert J. Lemmer

                                            Title:  Vice President



Attest:


By:
    ------------------------------
    Title:

STATE OF FLORIDA           )

                           )        ss.:

COUNTY OF ________         )



                  On the _____ day of June, 1998 before me personally came Jerome J. Cohen, to me known, who, being by me duly sworn, did depose and say that he is Chief Executive Officer of Mego Mortgage Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                             -------------------------------

                                             Notary Public

STATE OF NEW YORK          )

                           )        ss.:

COUNTY OF ________         )



                  On the ____ day of June, 1998 before me personally came Herbert J. Lemmer, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of American Stock Transfer & Trust Company, one of the corporations described in and which executed the foregoing instrument, that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                             ----------------------------------

                                             Notary Public

                                     Annex A

                       Form of Certificate To Be Delivered

                in Connection with Transfers to Non-U.S. Persons

                            Pursuant to Regulation S



                                                  -----------------------, ----



American Stock Transfer & Trust Company

40 Wall Street

New York, NY 10005

Attention:  Corporate Trust Administration



                  Re: 12 1/2% Subordinated Notes due 2001 (the "Notes") of Mego Mortgage Corporation, a Delaware corporation (the "Company")



Ladies and Gentlemen:



                  In connection with our proposed transfer of $___________ aggregate principal amount of the Notes (the "Transfer"), we confirm that (i) we are familiar with the transfer provisions of the Indenture, dated as of June 29, 1998, as amended, by and among the Company, the Persons who from time to time become Subsidiary Guarantors and you, as Trustee (the "Indenture"), and (ii) such Transfer has been effected in compliance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:



                           (1) the offer of the Notes was not made to a person in the United States;



                           (2) either (a) at the time the buy offer or order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;



                           (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;



                           (4) the Transfer is not part of a plan or scheme to evade the registration requirements of the Securities Act;



                           (5) we have advised the transferee of the transfer restrictions applicable to the Notes; and



                           (6) if the Transfer will occur prior to the expiration of the Restricted Period (as defined in the Indenture), the interest transferred will be held by a "Non-US Person" (as defined in the Indenture).



                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.



                                         Very truly yours,



                                         [Name of Transferor]



                                         By:
                                             ------------------------------

                                                  Authorized Signature

                                     Annex B

                       Form of Certificate To Be Delivered

                      in Connection with Transfers to QIBs



                                                   -----------------------, ----



American Stock Transfer & Trust Company

40 Wall Street

New York, NY 10005

Attention:  Corporate Trust Administration





                  Re: 12 1/2% Subordinated Notes due 2001 (the "Notes") of Mego Mortgage Corporation, a Delaware corporation (the "Company")



Ladies and Gentlemen:



                  In connection with our proposed transfer of $___________ aggregate principal amount of the Notes (the "Transfer"), we confirm that (i) we are familiar with the transfer provisions of the Indenture, dated as of June 29, 1998, as amended, by and among the Company, the Persons who from time to time become Subsidiary Guarantors and you, as Trustee (the "Indenture"), and (ii) such Transfer has been effected in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:



                           (1) the Transfer is being made to a person whom we reasonably believe is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act; and



                           (2) the Transfer otherwise complies with the requirements of Rule 144A.



                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Rule 144A.





                                   Very truly yours,



                                   [Name of Transferor]



                                   By:
                                       ----------------------------------

                                            Authorized Signature

                                     Annex C

                       Form of Certificate To Be Delivered

              in Connection with Transfers to Accredited Investors







Mego Mortgage Corporation

1000 Parkwood Circle

Suite 500

Atlanta, Georgia 30339





Ladies and Gentlemen:



                  In connection with our proposed purchase of $ ___________ in principal amount of the 12 1/2% Subordinated Notes due 2001 (the "Notes") of Mego Mortgage Corporation, a Delaware corporation (the "Company"), we confirm that:



                  1. we are an "accredited investor" (as defined in Rule 501(a)(1), (2), (3), (5), (6) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) (an "Accredited Investor");



                  2. the purchase of the Notes is for our own account or for the account of one or more other Accredited Investors;

                  3. we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes;



                  4. we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment; and



                  5. we are acquiring the Notes for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any of the Notes in violation of the Securities Act.



                  We understand that the Notes have been issued in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to offer, resell, pledge or otherwise transfer such Notes, prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Restriction Termination Date"), such Notes may be offered, resold, pledged or otherwise transferred only (a) to the Company or a subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person whom we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an Accredited Investor that is purchasing for his, her or its own account or for the account of an Institutional Accredited Investor, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company. In the case of certain offers, sales or other transfers referred to in clause (c) or
(d) above, the transferor must make certain certifications to the Trustee to confirm that such transfers are being made pursuant an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We understand that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Restriction Termination Date of the Notes pursuant to clause (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.



                  We acknowledge that you, the Company and others will rely upon our confirmation, acknowledgments and agreements set forth herein and we agree to notify you promptly if any of our representations or warranties herein ceases to be accurate and complete.



                  You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.



                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.







         Date:



                                        -----------------------------

                                              (Name of Purchaser)



         Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:

Name:
      ------------------------------------
Address:
         ---------------------------------

         ---------------------------------

Taxpayer ID number:
                    ----------------------